Exhibit 4.7


                INSTRUMENTS DEFINING THE RIGHTS OF
              SECURITY HOLDERS, INCLUDING INDENTURES


The Registrant has various long-term debt agreements which define the rights of the holders of the related debt securities of the Registrant. No agreement with respect to the Registrant's long-term debt exceeds 10% of total assets, except the $1.25 billion Credit Agreement dated as of February 15, 1996 (as amended) (incorporated by reference) and the Indentures dated as of December 15, 1995 (incorporated by reference). Debt agreements that do not exceed 10% of total assets have not been filed. The Registrant agrees to furnish copies of any unfiled debt agreements to the Commission upon request.


                                                   FLEMING COMPANIES, INC.

                                                        (Registrant)


                                                    KEVIN J. TWOMEY

Date     March 29, 1996                         By  Kevin J. Twomey
                                                    Vice President-
                                                    Controller
                                                    (Chief Accounting
                                                    Officer)